EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CABLE NET INC. (the "Company") on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank Marasco, Chief Executive Officer of the Company and Maria Marasco, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Frank Marasco	/s/ Maria Marasco
Frank Marasco Chief Executive Officer Date: August 12, 2008	Maria Marasco Chief Financial Officer Date: August 12, 2008